Exhibit 99.3
Dear Bank of the Pacific Team:

I am pleased to announce that today we signed a definitive agreement whereby our holding company, Pacific Financial Corporation, will merge with Banner Corporation (BANR) in an all-stock transaction valued at approximately $177 million. As a result, after closing of the merger, Bank of the Pacific will become a part of Banner Bank. Attached you will find the press release and investor presentation with more details on the transaction.

I am extremely proud of what we have built and accomplished together, and this deal is a testament to that. Combining with Banner represents an exciting next chapter, creating tremendous opportunities for you, our employees, as well as our customers and shareholders. Banner is looking to our team to deliver our exceptional culture and talent to bolster the combined company. We are confident we selected a partner that shares our commitment to relationship‑based banking, deep community engagement, and exceptional customer service. I will be joining Banner’s executive team in a leadership position and continue to support our markets, our operations, and our people.

Many of you already know Banner as a friendly competitor. Founded more than 135 years ago, Banner Bank is headquartered in Walla Walla, Washington with more than $16 billion in assets and over 140 branches and offices in Washington, Oregon, California and Idaho. Banner has a track record of top-notch financial performance. Combined we are expected to have approximately $18 billion in assets with a strong presence in great markets. Like us, they serve large urban markets as well as rural towns and everything in between, and Banner values how these diverse markets bring balance to the organization. Customers will have access to more resources, expanded product and service offerings, additional technology tools, higher lending limits and more locations to choose from as they travel throughout the West. Shareholders will receive stock in a company with a strong history of building long-term shareholder value. BANR delivered a 59% cumulative total shareholder return over the past five years, and in the last year their Board of Directors approved two separate 4% increases in its regular quarterly cash dividend.

In this larger organization, we believe our employees will find greater opportunities for career advancement, as well as a competitive benefits package (with credit for the time you have served with us). Banner trusts and empowers their employees with core values built on “do the right thing.” This is in alignment with how we do business, which is just one indicator that our cultures are highly compatible. But I also understand that, with any change, comes challenges and opportunities for growth and I ask that you assume good intent and keep an open mind during this transition.

Closing of this merger is subject to approval by our shareholders and the appropriate banking regulatory agencies, as well as other closing conditions. We anticipate it will close in the 3rd quarter with systems conversion expected to occur in the 4th quarter, but the exact date has not yet been set. We will keep you updated as we make progress on completing the merger. Until closing, it is business as usual and we will continue to operate as separate, independent companies, so please continue to serve our customers and one another as you always have.

As you digest this news, you and our customers will no doubt have questions and we will do our best to provide you with helpful, timely information. Attached to this email is a collection of FAQs that I hope you will find useful. In addition, please join me for our scheduled Coffee Talk tomorrow at 8:30 am. Banner CEO Mark Grescovich will be joining me as he would like to welcome you, too. Further, Banner representatives will be on site in our offices in the coming days to make introductions and respond to your questions. If you have questions that remain unanswered, please feel free to reach out to the executive team at any time. Please be patient and remember that we are still working through many specific elements, and we may not have answers to all your questions right away.

Lastly, it is possible that you will receive questions from the media or shareholders. If that is the case, it is important that you refer those directly to me or a member of the executive team.

Thank you all for your hard work and dedication. It is because of your contributions that our customers come back each day, and why we are an attractive partner for a successful community bank like Banner Bank. On behalf of the Board and leadership team, thank you for all you have done to make this company the special place it is.

Sincerely,

Denise

Caution Regarding Forward-Looking Statements
This communication relating to the proposed all-stock merger (the “merger”) by which Banner Corporation (“Banner”) will acquire Pacific Financial Corporation (“Pacific Financial”) pursuant to an Agreement and Plan of Merger dated April 30, 2026 (the “merger agreement”) contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act. Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include: (1) the required regulatory approvals, the Pacific Financial shareholder approval, satisfaction of other closing conditions, integration of Pacific Financial with Banner, and anticipated benefits of the merger may not be achieved or may be more difficult, time-consuming or costly than expected; (2) customer and employee relationships and business operations may be disrupted, or challenging to maintain; (3) the merger may not occur when expected; and (4) management’s attention may be diverted; as well as the risks described in Banner’s Annual Report on Form 10-K for the year ended December 31, 2025 and Banner’s other filings with the SEC. Except as required by law, Banner is not obligated to update any forward-looking statement as a result of new information, future events, or otherwise.

Additional Information and Where to Find It
Banner will file a registration statement on Form S-4 with the SEC that will include a proxy statement of Pacific Financial that also constitutes a prospectus of Banner. After the registration statement is declared effective by the SEC, Pacific Financial will mail a definitive proxy statement/prospectus to its shareholders. Before making any voting decision, the shareholders of Pacific Financial are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Banner, Pacific Financial, the merger agreement and the merger. When filed, this document and other documents filed by Banner can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge through Banner’s investor relations website at https://investor.bannerbank.com by clicking on “SEC Filings” under the “Financials” tab. Alternatively, these documents, when available, can be obtained free of charge upon written request to Banner Corporation, Attn: Investor Relations, 10 South First Avenue, Walla Walla, Washington 99362 or by calling (509) 527-3636. The websites referenced above are not deemed to be incorporated by reference into any Banner SEC filing.

Participants in the Solicitation
This communication does not constitute a solicitation of proxy, an offer to sell or a solicitation of an offer to sell any securities. Banner, Pacific Financial, and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Pacific Financial in connection with the proposed merger. Information about the directors and executive officers of Banner and Pacific Financial will be included in the proxy statement/prospectus filed with the SEC. These documents (when available) may be obtained free of charge in the manner described above under “Additional Information and Where to Find It.” Information about such directors and executive officers of Banner and their direct or indirect interests, by security holdings or otherwise, can be found in Banner’s proxy statement in connection with its 2026 annual meeting of shareholders, as filed with the SEC on April 6, 2026, and other documents subsequently filed by Banner with the SEC. To the extent holdings of common stock by Banner’s directors or executive officers have changed since the amounts set forth in such proxy statement, such changes have been or will be reflected in filings with the SEC on Forms 3, 4, and 5. These documents can be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”

Our Proposed Merger with Banner Bank
Bank of the Pacific Employee Q&A

We are excited to announce Pacific Financial Corporation has entered into an agreement to merge with Banner Corporation.

Key Facts
•Pacific Financial Corporation will merge into Banner Corporation in an all stock transaction
•At the closing of the merger, the holders of Pacific Financial common stock will become entitled to receive 0.2633 shares of Banner common stock
•The closing of the merger, expected in third quarter 2026, is subject to regulatory approval and Pacific Financial shareholder approval and satisfaction of other closing conditions
•After the holding company merger, Bank of the Pacific will merge into Banner Bank.
•Both are financially strong, Washington-based banks.
•Both banks take a relationship-based approach to serving customers with expertise in business and personal banking, and a strong commitment to being active in the local communities we serve.
•We expect the transaction to close in the third quarter, subject to approval by our Pacific Financial Corporation shareholders and regulators as well as satisfaction of other customary closing conditions.
•Following closing, Denise Portmann is expected to join Banner’s executive team and Terri McKinnis is expected to stay on to assist with integration through systems conversion.
•The combined company is expected to have approximately $18 billion in assets at closing.
•As a part of Banner Bank, our customers also will have access to all of Banner’s 140 branches and commercial banking centers in Washington, Oregon, Idaho and California to choose from when doing their banking.

About Banner Bank
Banner has been serving customers for more than 135 years with a robust variety of products and services for businesses and individuals. They serve large urban markets as well as rural towns and everything in between with over 140 branches and commercial banking centers in Washington, Oregon, California and Idaho. They have deep expertise serving businesses and know our markets well—we’ve been friendly competitors for many years.

Recognized nationally for their financial strength and customer service, Banner Bank is part of Banner Corporation with more than $16 billion in assets as of March 31, 2026. The company trades on NASDAQ under the symbol BANR with a history of delivering strong shareholder value.

The Banner team operates according to a set of values that expands on their core motto: “Do the right thing,” all of which is quite similar to our values, including:
•Honesty and integrity
•Mutual respect
•Quality
•Trust
•Teamwork
Often referenced alongside these values is accountability. They emphasize these values guide how they interact with customers and each other on a daily basis–not just a slogan, but as an expectation for behavior and decision-making.

Answers to Commonly Asked Questions
NOTE: It’s natural that you will have questions about the merger. The answers below are just the start of the conversations we will have over the coming weeks. More detailed information will be shared in a number of ways (i.e. meetings with leaders, market visits with Banner, etc). Please pose any specific questions with your manager and if we don’t have the answers, we will engage all the best experts to get them for you.

Overall Merger Questions:

Why are we choosing to merge with Banner?
Pacific’s Board of Directors and Executives are tasked with determining the best strategic path for our company. While Pacific has been having steady success, after thorough consideration, the Pacific Board of Directors determined that a strategic combination would best serve our shareholders and other key stakeholders. We chose Banner as a merger partner to deliver value to the shareholders and expand the resources and capabilities we can offer clients, employees and the communities we serve.

Other key considerations include:
•Opportunity to create a larger collective presence in Western Washington and Oregon—markets Banner knows and values already.
•Complementary footprints and both companies have a long history operating as a community bank in rural and urban market areas.
•Compatible cultures with strong commitment to employees.
•Our approach to serving customers is very similar and both organizations place a high value on community engagement.
•Expanded products and services including access to more technology tools and broader scope of products and services, such as mortgage lending, wealth management and international banking.
•Higher lending limits for commercial clients while maintaining decision-making close to our customers, where understanding the local markets is vital to the loan process.
•Shareholders join a company with a strong history of building long-term shareholder value and an attractive dividend yield.

We’ve built a strong bank with great customer relationships—the Banner team recognizes and values that.
This merger places an emphasis on customer retention and growth. It will combine the strengths of both banks to provide an even better experience for our customers, career growth for employees and reward our shareholders.

For employees, we believe this will provide you with access to expanded resources, including more opportunities for training and career development, as well as a competitive benefits package.

Will Bank of the Pacific’s name change?
Yes. After closing, we will operate as one unified bank: Banner Bank.

When will the merger be finalized?
As is the case with any merger, we must receive regulatory and shareholder approval and satisfy other closing conditions. We anticipate the transaction will close in the third quarter. You can expect to receive updates and communication throughout the process.

What will happen between now and when the transaction is complete?
Until the merger is complete, we will continue operating independently in a “business as usual” fashion. During this time, we will continue with the same branch, department and management structure, and the same approach to daily business. As we approach the closing date, we will work closely with counterparts from Banner on integration activities. When the transaction is complete, we will be one organization with one executive team and one board of directors. Integration activities take time, so as more information becomes available, we will let you know, including sharing relevant details on the On Becoming Banner portal (see below for more details about this communication channel).

How will the operational systems convert?
Our operating systems will convert to Banner after the transaction is complete, on a date that is yet to be set. An Implementation Team will be formed with employees from both companies who will work together to ensure the conversion process goes smoothly with a focus on minimizing customer disruption.

How will products convert?
The Implementation Team, comprised of experts from both Banks, will be charged with carefully reviewing every Bank of the Pacific product to ensure the most appropriate mapping to Banner’s suite of products. Prior to converting, customers will receive communications to inform them of any account changes and employees will receive training on the product conversion.

Will branches be consolidated?
The majority of our locations will not be impacted, although there are four in the northern region in close proximity. In the coming weeks, we will carefully evaluate these locations to ensure we’re providing the combined organization with the best opportunity to serve customers. We will communicate any decisions and changes as they are made, and customers can expect to receive advance notice of any branch consolidation. If there are branch consolidations, they will not occur until systems integration which is likely to be in the fourth quarter.

What is Banner’s commitment to the community?
Like us, Banner places a very high value on community involvement, in fact it’s a core value. In 2025, they gave more than $2 million to non-profit organizations and causes and employees volunteered over 16,500 hours. One great example of how Banner leadership encourages employees to get involved is through Community Connections, a unique program providing employees (full and part-time) paid time off each year to volunteer with the charities of their choice during regular business hours.

Banner’s leadership has committed to honoring our 2026 corporate giving commitments and continuing our strong legacy of community support.

After the merger closes, where will the combined company be headquartered?
The combined company’s official headquarters will be located in Walla Walla, Washington, but that will not result in changes to our offices through Washington and Oregon. As a relationship bank, operating within and alongside the community is a fundamental value of our business, and that commitment remains absolutely central to our operations going forward.

Employment Questions
Will there be immediate changes to my job and hours?
No. Until the merger is complete, which is expected in the third quarter, each company will continue operating as a separate, independent company. You will continue to report to your current manager, at your current location with the same hours and schedule and retain your current job responsibilities. We are committed to communicating frequently throughout the process as it relates to any organizational changes.

Will my position be affected? Will there be layoffs?
We recognize answering employee questions about your future with the organization is very important, yet Banner leaders want to get to know you and learn about your skills and talents before decisions are made. It is their intention to ensure all employees know their go-forward status within 45 days of the initial announcement. If positions are eliminated due to this merger, employees will receive severance compensation and outplacement services. Additionally, Banner will offer employees preferred status for open positions.

Will Bank of the Pacific employees receive priority when it comes to job postings?
Yes. If your position is affected, the Banner team is encouraging you to apply for open positions and you will receive preferred status during the selection process. Keep in mind, with a larger organization there will be additional opportunities for you to grow your career, so we’ll have HR assistance available to answer any questions you have about open positions.

Will I have to interview for my job?
No. Bank of the Pacific Employees become Banner Bank employees on the close date. Not all positions perfectly align with duties and responsibilities so some positions may be evaluated as part of the integration process to help us better understand your skills and desires in order to better understand where you may best fit in the combined company. If your position is eliminated and you apply for an open position at Banner, you should expect to interview.

Will there be severance for employees who do not receive go-forward positions?
Yes. If positions are eliminated due to this merger, severance compensation and outplacement services will be available (severance will be based upon our severance policy). Additionally, employees are encouraged to apply for Banner open positions and you will receive preferred status during the selection process.

Will my current pay and/or incentive program be impacted?
Our incentive plans will operate as they always have through the close of the merger. A full review is underway now of all pay, incentives and benefits. We know this is an important question, yet taking the time for this full review will serve us well in making thoughtful decisions. You can expect information to be available about this very soon.

How will my years of service with Bank of the Pacific be treated?
For employees who continue with Banner, your original hire date with us will be honored and will generally remain your hire date for purposes of Banner Bank benefit plans.

How will this merger affect my benefits?
Based on our expected third quarter closing date, we anticipate your benefit plans will remain the same through the end of the month following the closing date. You will have the opportunity to complete an open enrollment into Banner’s benefit plan. Banner has a comprehensive total rewards program. There will be no gaps in coverage. You can view more about Banner’s 2026 benefit offerings on the Career pages of Banner’s website. More detailed benefits will be available on the On Becoming Banner portal (see below for details about this communication channel).

What will happen to my 401(k) Savings Plan
The Bank of the Pacific 401(k) plan will operate as usual until the closing of the transaction. You can continue to contribute to it until that time. Banner also offers a strong 401 (k) plan with a corporate match—watch for more information coming soon about it will be shared along with the full benefit details available.

What about my vacation/scheduled time off?
Continue with any scheduled time-off as you normally would. Banner offers sick, vacation, holiday and personal leave policies. More specific details will be shared with you in the coming weeks.

Questions on Next Steps

What happens next?
This announcement is just the first step in bringing our two companies together. The proposed merger was unanimously approved by the Board of Directors of both companies.  In the coming weeks, both companies will begin working together on an integration plan to ensure a coordinated transition.

What can I tell my clients about this merger?
The merger is about continuing to build a better bank to serve our customers. Nothing will change now. Once the merger is complete, Customers should expect to continue working with many of the same people with the same commitment to community banking, but with more resources and additional products, services and locations to choose from. Banner already serves Western Washington and Oregon so they know and respect the communities we serve. And like us, they are committed to relationship banking. Any changes to accounts and products will take place after closing and there will be lots of communication ahead of any changes that impact customers.
Please refer to the Customer & Community Conversation Guide for detailed information when talking to your clients and community members.

What can I do to help?
Until the merger is complete, it is business as usual and each Bank will continue to operate as a separate, independent company. Please continue to do what you already do so well–use your banking expertise and knowledge to take care of customers. This includes continuing to be active in the community, providing the level of service to customers that you do today and continuing to closely manage the loan portfolio and grow deposits. Please ask questions of your manager and share any customer feedback so we can make sure we are taking care of you and the customers as we move forward.

How will information be shared with employees going forward?
While information will be shared a number of ways (i.e. meetings with leaders, market visits with Banner leaders, etc.), Banner expect to activate On Becoming Banner, a secure web-based portal available only to employees via our Intranet. This will serve as a central location to share information and updates as they become available. In a few weeks you will receive information about how to access On Becoming Banner.

What if I am contacted by the media about the merger?
Please follow the existing Bank of the Pacific protocol, and kindly route any media inquiries to CEO Denise Portmann.

Can I post about the merger on my social media pages?
Please follow our existing social media policy regarding this topic.

Caution Regarding Forward-Looking Statements
This communication relating to the proposed all-stock merger (the “merger”) by which Banner Corporation (“Banner”) will acquire Pacific Financial Corporation (“Pacific Financial”) pursuant to an Agreement and Plan of Merger dated April 30, 2026 (the “merger agreement”) contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act. Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include: (1) the required regulatory approvals, the Pacific Financial shareholder approval, satisfaction of other closing conditions, integration of Pacific Financial with Banner, and anticipated benefits of the merger may not be achieved or may be more difficult, time-consuming or costly than expected; (2) customer and employee relationships and business operations may be disrupted, or challenging to maintain; (3) the merger may not occur when expected; and (4) management’s attention may be diverted; as well as the risks described in Banner’s Annual Report on Form 10-K for the year ended December 31, 2025 and Banner’s other filings with the SEC. Except as required by law, Banner is not obligated to update any forward-looking statement as a result of new information, future events, or otherwise.

Additional Information and Where to Find It
Banner will file a registration statement on Form S-4 with the SEC that will include a proxy statement of Pacific Financial that also constitutes a prospectus of Banner. After the registration statement is declared effective by the SEC, Pacific Financial will mail a definitive proxy statement/prospectus to its shareholders. Before making any voting decision, the shareholders of Pacific Financial are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Banner, Pacific Financial, the merger agreement and the merger. When filed, this document and other documents filed by Banner can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge through Banner’s investor relations website at https://investor.bannerbank.com by clicking on “SEC Filings” under the “Financials” tab. Alternatively, these documents, when available, can be obtained free of charge upon written request to Banner Corporation, Attn: Investor Relations, 10 South First Avenue, Walla Walla, Washington 99362 or by calling (509) 527-3636. The websites referenced above are not deemed to be incorporated by reference into any Banner SEC filing.

Participants in the Solicitation
This communication does not constitute a solicitation of proxy, an offer to sell or a solicitation of an offer to sell any securities. Banner, Pacific Financial, and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Pacific Financial in connection with the proposed merger. Information about the directors and executive officers of Banner and Pacific Financial will be included in the proxy statement/prospectus filed with the SEC. These documents (when available) may be obtained free of charge in the manner described above under “Additional Information and Where to Find It.” Information about such directors and executive officers of Banner and their direct or indirect interests, by security holdings or otherwise, can be found in Banner’s proxy statement in connection with its 2026 annual meeting of shareholders, as filed with the SEC on April 6, 2026, and other documents subsequently filed by Banner with the SEC. To the extent holdings of common stock by Banner’s directors or executive officers have changed since the amounts set forth in such proxy statement, such changes have been or will be reflected in filings with the SEC on Forms 3, 4, and 5. These documents can be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”